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                   APPLICATION FOR INDIVIDUAL VARIABLE ANNUITY
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
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OWNER:
    NAME: ________________________________________________________ DAY PHONE: (______)________________
    ADDRESS: __________________________________________ CITY__________________ STATE_____ ZIP_________
    SSN: ________________________    DOB: ______/______/_______      AGE: ______     SEX: [ ] M  [ ] F
    CITIZENSHIP:  [ ] U.S.;  [ ] Resident Alien (_____________);   Non-Resident Alien (______________)
                                                    Country                               Country

JOINT OWNER:
    NAME: ________________________________________________________ DAY PHONE: (______)________________
    ADDRESS: __________________________________________ CITY___________________ STATE_____ ZIP________
    SSN: ________________________    DOB: ______/______/_______      AGE: ______     SEX: [ ] M  [ ] F
    RELATIONSHIP TO OWNER ________________________________________________________
    CITIZENSHIP:  [ ] U.S.;  [ ] Resident Alien (_____________);   Non-Resident Alien (______________)
                                                    Country                               Country



 ANNUITANT:  (MUST BE COMPLETED IF DIFFERENT FROM OWNER; MUST BE A NATURAL PERSON)
    NAME: ________________________________________________________ DAY PHONE: (______)________________
    ADDRESS: __________________________________________ CITY__________________ STATE_____ ZIP_________
    SSN: ________________________    DOB: ______/______/_______      AGE: ______     SEX: [ ] M  [ ] F
    CITIZENSHIP:  [ ] U.S.;  [ ] Resident Alien (_____________);   Non-Resident Alien (______________)
                                                    Country                               Country
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BENEFICIARY DESIGNATION:    [ ] ADDITIONAL BENEFICIARIES

[ ] IF YOU DO NOT WANT THE JOINT OWNER TO BE THE PRIMARY BENEFICIARY, CHECK
    HERE AND NAME BENEFICIARY BELOW.

[ ] PRIMARY BENEFICIARY:_________________________________________ PERCENTAGE: ______________

RELATIONSHIP (to Annuitant): [ ] Spouse  [ ] Nonspouse  SSN: _____________  DOB: _____/_____/______
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INITIAL PREMIUM AMOUNT (check payable to AGAIC): $_____________  [ ] WITH FUNDS [ ] FUNDS WILL FOLLOW

TAX QUALIFIED STATUS:                                     ANNUITY COMMENCEMENT DATE: ________________

[ ] Non-Qualified      [ ] Roth IRA (Conversion Year _________, if applicable)
    [ ] 1035 Exchange
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INVESTMENT ALLOCATION:           [ ] Traditional IRA    [ ] Other - ________________________________
THIS APPLICATION INCLUDES, AND   $_________________ CONTRIBUTION FOR TAX YEAR _______
IS NOT COMPLETE, WITHOUT THE     $_________________ TRUSTEE TRANSFER
INVESTMENT ALLOCATION:           $_________________ ROLLOVER FROM __________________________________
REFER TO FORM FHL-612VS
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WILL THIS ANNUITY REPLACE ANY EXISTING ANNUITY OR LIFE INSURANCE CONTRACT?

    [ ] No    [ ] Yes, Company Name: ______________________________________________________________

I UNDERSTAND THAT ANNUITY PAYMENTS, SURRENDER VALUES, AND BENEFITS, WHEN BASED UPON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT AND
MAY INCREASE OR DECREASE IN VALUE. RECEIPT OF A CURRENT PROSPECTUS(ES) IS (ARE) HEREBY ACKNOWLEDGED.

[ ] Please send me a copy of the Statement of Additional Information to the prospectus.

I/WE HAVE READ, AGREED TO AND AFFIRM THE INFORMATION ABOVE AND ON THE REVERSE SIDE.

SIGNED AT _____________________________________________________________________ _____/_____/_____
                        CITY                                        STATE             DATE

________________________________________    ________________________________________________________
            OWNER SIGNATURE                           JOINT OWNER SIGNATURE (if applicable)
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SELLING AGENT REPORT: I [ ] do  [ ] do not believe this annuity replaces any existing annuity or life insurance contract.

I HAVE READ, AGREED TO AND AFFIRM THE INFORMATION ABOVE AND ON THE REVERSE SIDE.

_________________________     ______________________   (____)_________________     ____/____/_____
    AGENT SIGNATURE             AGENT NAME PRINTED     AGENT TELEPHONE NUMBER           DATE

____________________________________________________   ______________________________
                   AGENCY NAME                         AGENT SOCIAL SECURITY NUMBER
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                   *SEE REVERSE SIDE FOR GENERAL INFORMATION             04/2001


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INSURANCE COMPANY ADDRESS:
         o American General Annuity Insurance Company ("AGAIC") - P.O. Box 4342, Houston, TX 77210-4342

NOTICE TO ALL APPLICANTS: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

NOTICE REGARDING COMMUNITY OR MARITAL PROPERTY: Unless the insurance company has been notified of a community or marital property interest in the policy, it will rely on its good faith belief that no such interest exists and will assume no responsibility for inquiry.

                               GENERAL INFORMATION

1. The Owner understands that when this application and payment are submitted, the Owner will be entitled to the benefits and bound by the provisions of the insurance company contract. Application is subject to acceptance by the issuing insurance company.

2. The insurance company will not be liable for any loss, liability, cost, or expense, for acting in accordance with instructions of the Owner or Joint Owner.

3. The applicant, by signing the opposite side of this application, agrees to the following statement: I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR MY NEEDS.

4. The agent, by signing the opposite side of this application, agrees to the following statement: I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS POLICY IS SUITABLE FOR HIS/HER NEEDS.

5. Under this Contract the Owner(s) and Annuitant(s) are the persons designated on this application unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

6. The Annuity Payment Option is assumed to be the standard Life Annuity Option with 10 years certain unless the insurance company receives a written request for a change prior to the Annuity Commencement Date.

7. For 403(b)s, the Owner understands that distributions generally will not be permitted while employed with the sponsoring employer, until the Owner has attained age 59 1/2. The Owner understands that there may be exceptions to this general rule, as well as additional limitations imposed by the employer's plan. The Owner understands that in many cases the following are not subject to withdrawal restrictions: 1) employer contributions that were made to a 403(b) annuity; 2) certain amounts that were in a 403(b) annuity on 12/31/1988; 3) distributions on account of death, disability, or financial hardship (elective deferrals only; no earnings); and 4) transfers between qualifying 403(b) investments.

8. If the Annuity Commencement Date is not selected, it will be the first day of the month after the Annuitant's 90th birthday (70 1/2 for qualified contracts and Traditional IRAs, but not Roth IRAs) unless the insurance company receives a written request for a change.


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BENEFITS UNDER THE POLICY MAY INCREASE OR DECREASE IF THE ANNUITANT'S AGE AND/OR
SEX HAVE BEEN MISSTATED.

(1)  ANNUITIES ARE NOT FDIC-INSURED.

(2)  ANNUITIES ARE NOT OBLIGATIONS OF THIS BANK.

(3) THIS FINANCIAL INSTITUTION DOES NOT GUARANTEE PERFORMANCE BY INSURER ISSUING THE ANNUITY.

(4) VARIABLE ANNUITIES INVOLVE INVESTMENT RISK, INCLUDING POTENTIAL LOSS OF PRINCIPAL.

                                   [GRAPHICS]
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